SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 30, 2007

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4989 E. La Palma Avenue, Anaheim, California 92807
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  800-615-0869

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

5	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

5	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

5	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

5	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01       Entry into Material Definitive Agreement

On November 30, 2007, Location Based Technologies, Inc. (“we,” “us,” “our,” “company” or “LBT”) entered into a M2M Telecommunications Services Agreement (“Agreement”) with KORE Telematics, Inc., of Herndon, Virginia (“KORE”).  There is no relationship between the company or any of its officers, directors or principal shareholders and KORE or affiliates of KORE.  The services and products provided by KORE will form the wireless “backbone” allowing our PocketFinder™ device to function in most places in North America and eventually on an international basis.  KORE is a Value Added Reseller of the AT&T wireless network.

A copy of the Agreement is attached as Exhibit 99.1.  There is no Attachment B at this time, and certain pricing information has been redacted from Attachment D.  Such pricing information is the subject of a Confidential Treatment Request filed with the Securities and Exchange Commission (“Commission”) simultaneously with the filing of this report.  The omitted material has been filed separately with the Commission.

KORE’s Obligations.  Pursuant to the Agreement, KORE will provide wireless telecommunication products and services to LBT, and will provision its network to LBT’s forecasted needs.  Such services included, but are not limited to

•	telephone numbers for wireless attached devices;
•	general packet radio services (GPRS) network services;
•	GPRS related services such as
•	access point names,
•	authentication,
•	private IP addresses,
•	domain name services,
•	IP routing,
•	SMS (short messaging system) network services,
•	various physical interconnection services,
•	billing services,
•	subscriber interface modules (SIMs),
•	SIM card activation and de-activation,
•	North American and International coverage in its existing and future network; and
•	technical support for such services and products.

LBT’s Obligations.  Our obligations under the Agreement include, among other things

•	obtaining certificates of compliance from the various regulators (such as the FCC) that have jurisdiction over our PocketFinder™ devices;
•	ensuring that SIMs are activated on a service plan with applications approved by KORE and the underlying wireless services carrier;
•	ensuring network equipment and connecting facilities are technically and operationally compatible with the network operations’ systems; and
•	providing KORE with necessary information, including a 90-day forecast (on a quarterly basis) which estimates SIM and telephone number requirements.

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Term and Termination.  The initial service term is 24 months.  Such term may be renewed for additional 12 month periods for a maximum of 60 months.  The Agreement is terminable for standard business reasons on notice periods varying between three and 30 days.

Service Details and Pricing.  The details of services to be provided are set forth in Attachments A and C to the Agreement.  Pricing is set forth in Attachment D.  KORE may change the rates for services on 30 days’ written notice.  Certain of the rates in Attachment D are omitted pursuant to a request for confidential treatment filed with the Commission.  The omitted material has been filed separately with the Commission.

Item 3.02       Unregistered Sales of Equity Securities

On December 3, 2007, LBT issued 1,076,500 shares of its common stock to 17 accredited investors upon exercise of conversion rights contained in $1,067,500 of convertible notes issued by Location Based Technologies, Corp. (“Old LBT”) to such investors.  (We acquired Old LBT in October 2007 pursuant to a short form merger.  At the same time, we changed the company’s name to LBT.)  The conversion rate was one share of our common stock for each dollar of principal of such convertible notes.  Each of the investors was an accredited investor as defined in Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act of 1933, as amended (“33 Act”).  We relied on the exemption from registration provided in Section 4(2) of the 33 Act.

In addition, on December 3, 2007, we issued 425,544 shares of our common stock to eight accredited investors as finder’s fees pursuant to obligations to do so which we assumed with the acquisition of Old LBT.  The shares were issued at the rate of one share for each dollar of finder’s fees owed.  We relied on the exemption from registration provided in Section 4(2) of the 33 Act.

Item 7.01       Regulation FD Disclosure

On December 5, 2007, the company issued a news release regarding the KORE agreement described above in Item 1.01.  A copy of that news release is attached as Exhibit 99.2.

Item 9.01	Exhibits

Exhibit 99.1	M2M Telecommunications Services Agreement (portions of Attachment D to this Exhibit 99.1 have been omitted pursuant to a request for confidential treatment which has been filed with the Commission)

Exhibit 99.2	News release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: December 5, 2007	By:	/s/ David Morse
David Morse
Chief Executive Officer